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                                                                  EXHIBIT 23.8.4



General Partners
Georgetown of Columbus Associates, Limited:


We consent to the use of our reports with respect to the financial statements of Georgetown of Columbus Associates, Limited as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 included herein and to the reference to our firm under the heading "Experts" in the prospectus supplement.


                                                  KPMG Peat Marwick LLP

Greenville, South Carolina
March 26, 1999